Exhibit 99

Rocky Brands, Inc. Announces Second Quarter 2023 Results

NELSONVILLE, Ohio, August 1, 2023 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2023.

Second Quarter 2023 Overview

●	Net sales decreased 38.4% to $99.8 million, or $101.4 million on an adjusted basis
●	Wholesale segment sales decreased 45.5%
●	Retail segment revenue decreased 3.6%
●	Gross margin as a percentage of net sales increased 440 basis points to 37.6%
●	Operating income was $2.2 million, or $5.7 million on an adjusted basis
●	Net loss was $2.7 million, or $0.37 per diluted share
●	Inventories decreased 24.1% year-over-year
●	Total debt at June 30, 2023 was down 22.1% compared with June 30, 2022

Jason Brooks, Chairman, President and Chief Executive Officer, said “For the second quarter in a row, our sell-through performance at several of our major wholesale accounts outpaced sell-in as retailers continue to work on aligning overall inventory levels with the current market environment. Consumer response to our brand portfolio remains solid with strong full price selling and recent price increases helping drive a 440-basis point improvement in gross margin. While our year-to-date results were more challenging than anticipated due in part to ongoing industry headwinds, we believe our business is positioned for improvement over the remainder of 2023 based on consumer demand for our products, our current order book and recent conversations with key wholesale partners about their plans for the second half of the year."

Second Quarter 2023 Review

Second quarter net sales decreased 38.4% to $99.8 million compared with $162.0 million in the second quarter of 2022. Wholesale segment sales for the second quarter decreased 45.5% to $71.5 million compared to $131.2 million for the same period in 2022. Retail segment sales for the second quarter decreased 3.6% to $25.1 million compared to $26.0 million for the same period last year. Contract Manufacturing segment sales, which include contract military sales and private label programs, were $3.3 million in the second quarter of 2023 compared to $4.9 million in the prior year period. The decrease in Contract Manufacturing segment sales was due to the expiration of certain contracts with the U.S. Military. Adjusted net sales, excluding returns associated with a supplier related dispute, decreased 37.4% to $101.4 million from the same period a year ago.

Gross margin in the second quarter of 2023 was $37.6 million, or 37.6% of net sales, compared to $53.8 million, or 33.2% of net sales, for the same period last year. The 440-basis point increase in gross margin as a percentage of net sales was driven by higher Wholesale segment gross margins from the realization of pricing actions taken in the second half of 2022, as well as decreases in in-bound logistics costs, and a higher mix of Retail segment sales which carry higher gross margins than the Wholesale and Contract Manufacturing segments.

Operating expenses were $35.4 million, or 35.4% of net sales, for the second quarter of 2023 compared to $48.2 million, or 29.7% of net sales, for the same period a year ago. Adjusted operating expenses were $33.6 million in the current year period after excluding $1.7 million of acquisition related amortization and restructuring costs in the second quarter of 2023. Adjusted operating expenses were $46.0 million in the year ago period after excluding $2.1 million of acquisition related amortization, integration expenses and restructuring costs in the second quarter of 2022. The decrease in operating expenses was driven primarily by a decrease in variable expenses associated with lower sales and improved distribution center efficiencies compared with the year ago period. As a percentage of adjusted net sales, adjusted operating expenses were 33.2% in the second quarter of 2023 compared with 28.4% in the year ago period.

Income from operations for the second quarter of 2023 was $2.2 million, or 2.2% of net sales compared to $5.6 million or 3.5% of net sales for the same period a year ago. Adjusted operating income for the second quarter of 2023 was $5.7 million, or 5.6% of adjusted net sales compared to adjusted operating income of $7.7 million, or 4.8% of net sales a year ago.

Interest expense for the second quarter of 2023 was $5.6 million compared with $4.3 million a year ago. The increase reflected increased interest rates on the senior term loan and credit facility.

The Company reported a second quarter 2023 net loss of $2.7 million, or $0.37 per diluted share compared to net income of $0.9 million, or $0.12 per diluted share in the second quarter of 2022. Adjusted net income for the second quarter of 2023 was $0.0 million, or $0.00 per diluted share, compared to adjusted net income of $2.5 million, or $0.34 per diluted share in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $3.1 million at June 30, 2023 compared to $5.8 million on the same date a year ago.

Total debt at June 30, 2023 was $221.7 million consisting of $91.1 million senior term loan and $133.0 million of borrowings under the Company's senior secured asset-backed credit facility. Compared with June 30, 2022 and December 31, 2022, total debt at June 30, 2023 was down 22.1% and 13.7%, respectively.

Inventories at June 30, 2023 were $218.3 million, down 24.1% compared to $287.8 million on the same date a year ago and down 7.3% compared with $235.4 million at December 31, 2022.

Conference Call Information

The Company's conference call to review second quarter 2023 results will be broadcast live over the internet today, Tuesday, August 1, 2023 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding retailers’ ongoing alignment of overall inventory levels with the current market environment (Paragraph 2), and the positioning of the Company’s business for improvement over the remainder of 2023 (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 (filed March 10, 2023) and the quarterly report on Form 10-Q for the quarter ended March 31, 2023 (filed May 10, 2023). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	June 30,	December 31,	June 30,
	2023	2022	2022
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,082	$5,719	$5,802
Trade receivables – net	72,566	94,953	115,794
Contract receivables	2,990	-	-
Other receivables	2,225	908	224
Inventories – net	218,327	235,400	287,817
Income tax receivable	3,494	-	6,360
Prepaid expenses	5,522	4,067	5,216
Total current assets	308,206	341,047	421,213
LEASED ASSETS	9,362	11,014	10,376
PROPERTY, PLANT & EQUIPMENT – net	54,032	57,359	61,352
GOODWILL	47,844	50,246	50,246
IDENTIFIED INTANGIBLES – net	114,019	121,782	124,740
OTHER ASSETS	1,049	942	911
TOTAL ASSETS	$534,512	$582,390	$668,838

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$61,225	$69,686	$130,246
Contract liabilities	2,990	-	-
Current Portion of Long-Term Debt	4,625	3,250	3,250
Accrued expenses:
Salaries and wages	2,791	1,253	4,869
Taxes – other	922	1,325	1,674
Accrued freight	2,491	2,413	2,290
Commissions	844	1,934	1,428
Accrued duty	6,377	6,764	12,144
Accrued interest	2,345	2,822	2,705
Income tax payable	-	1,172	-
Other	5,756	5,675	5,693
Total current liabilities	90,366	96,294	164,299
LONG-TERM DEBT	217,114	253,646	281,365
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	6,804	8,216	7,636
DEFERRED INCOME TAXES	8,006	8,006	10,293
DEFERRED LIABILITIES	1,325	586	609
TOTAL LIABILITIES	323,784	366,917	464,371
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2023 - 7,354,060; December 31, 2022 - 7,339,011; June 30, 2022 - 7,313,075	70,400	69,752	68,680
Retained earnings	140,328	145,721	135,787
Total shareholders' equity	210,728	215,473	204,467
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$534,512	$582,390	$668,838

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
NET SALES	$99,822	$162,039	$210,267	$329,063
COST OF GOODS SOLD	62,250	108,288	128,936	212,486
GROSS MARGIN	37,572	53,751	81,331	116,577

OPERATING EXPENSES	35,370	48,155	74,974	97,785

INCOME FROM OPERATIONS	2,202	5,596	6,357	18,792

INTEREST EXPENSE AND OTHER INCOME/EXPENSE – net	(5,630)	(4,323)	(10,294)	(8,230)

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(3,428)	1,273	(3,937)	10,562

INCOME TAX (BENEFIT) EXPENSE	(713)	353	(823)	2,304

NET (LOSS) INCOME	$(2,715)	$920	$(3,114)	$8,258

(LOSS) INCOME PER SHARE
Basic	$(0.37)	$0.13	$(0.42)	$1.13
Diluted	$(0.37)	$0.12	$(0.42)	$1.12

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,354	7,313	7,350	7,310
Diluted	7,354	7,389	7,350	7,400

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

NET SALES
NET SALES, AS REPORTED	$99,822	$162,039	$210,267	$329,063
ADD: RETURNS RELATING TO SUPPLIER DISPUTE	1,542	-	1,542	-
ADJUSTED NET SALES	$101,364	$162,039	$211,809	$329,063

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$62,250	$108,288	$128,936	$212,486
LESS: SUPPLIER DISPUTE INVENTORY ADJUSTMENT	(181)	-	(181)	$-
ADJUSTED COST OF GOODS SOLD	$62,069	$108,288	$128,755	$212,486

GROSS MARGIN
GROSS MARGIN, AS REPORTED	$37,572	$53,751	$81,331	$116,577
ADJUSTED GROSS MARGIN	$39,295	$53,751	$83,054	$116,577

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$35,370	$48,155	$74,974	$97,785
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(782)	(1,456)	(1,564)
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	-	(132)	-	(397)
LESS: RESTRUCTURING COSTS	(1,034)	(1,201)	(1,034)	(1,201)
ADJUSTED OPERATING EXPENSES	$33,644	$46,040	$72,484	$94,623

ADJUSTED OPERATING INCOME	$5,651	$7,711	$10,570	$21,954

INTEREST EXPENSE AND OTHER INCOME – net
INTEREST EXPENSE AND OTHER INCOME, AS REPORTED	$(5,630)	$(4,323)	$(10,294)	$(8,230)
LESS: GAIN ON SALE OF BUSINESS	-	-	(1,341)	-
ADJUSTED INTEREST EXPENSE AND OTHER INCOME/EXPENSE – net	(5,630)	(4,323)	(11,635)	(8,230)

NET (LOSS) INCOME
NET (LOSS) INCOME, AS REPORTED	$(2,715)	$920	$(3,114)	$8,258
TOTAL NON-GAAP ADJUSTMENTS	3,449	2,115	2,872	3,162
TAX IMPACT OF ADJUSTMENTS	(717)	(487)	(600)	(690)
ADJUSTED NET INCOME (LOSS)	$17	$2,548	$(842)	$10,730

NET (LOSS) INCOME PER SHARE, AS REPORTED
BASIC	$(0.37)	$0.13	$(0.42)	$1.13
DILUTED	$(0.37)	$0.12	$(0.42)	$1.12

ADJUSTED NET INCOME (LOSS) PER SHARE
BASIC	$-	$0.35	$(0.11)	$1.47
DILUTED	$-	$0.34	$(0.11)	$1.45

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,354	7,313	7,350	7,310
DILUTED	7,354	7,389	7,350	7,400

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted net sales", "non-GAAP adjusted net cost of goods sold," "non-GAAP adjusted operating expenses," "non-GAAP adjusted operating income," "non-GAAP adjusted interest and other income," "non-GAAP adjusted net (loss) income," and "non-GAAP adjusted net (loss) income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Returns relating to supplier dispute	Returns relating to supplier dispute consist of returns on product produced by a manufacturing supplier.	We excluded these returns for calculating certain non-GAAP measures because these returns are inconsistent in size with our normal course of business and are unique to the on-going dispute with the manufacturing supplier. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate net sales trends.
Supplier dispute inventory adjustment	Supplier dispute inventory adjustment consists of an inventory adjustment to cost of goods sold for product produced by a manufacturing supplier.	We excluded this inventory adjustment to cost of goods sold for calculating certain non-GAAP measures because this adjustment is noncustomary and is unique to the on-going dispute with the manufacturing supplier. This adjustment facilitates a useful evaluation of our current operating performance and comparison to past operating performance and provides investors with additional means to evaluate net cost of goods sold trends.
Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International Inc.

We excluded acquisition-related expenses for purposes of calculating certain non-GAAP measures because the charges do not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc in 2022 and the sale of Servus in 2023.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
Gain on Sale of Business	Gain on sale of business relates to the sale of the brand Servus. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.